   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 17, 2016 Pernix Therapeutics Holdings, Inc. (the “Company”), received written notice that it is not currently in compliance with the $1 minimum closing bid price requirement of the Nasdaq Stock Market (“Nasdaq”) Listing Rule 5450(a)(1). The Nasdaq notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(a), the Company has until December 14, 2016 to regain compliance with the minimum bid requirements by having the closing bid price of the Company’s stock exceed $1 per share for 10 consecutive business days. The Company's Common Stock will continue to trade on the NASDAQ Global Market under the symbol "PTX".

In the event the Company does not regain compliance prior to December 14, 2016, the Company may apply to have its Common Stock listed on the Nasdaq Capital Market. If the Company meets the initial listing criteria for the Nasdaq Capital Market (other than the minimum bid price requirement) and provides written notice of its intention to cure the deficiency, then Nasdaq should provide the Company with an additional 180 days to comply with the minimum bid requirements. If the Company is not eligible for an additional 180-day cure period, Nasdaq will provide written notice that the Company's securities will be delisted. The Company then could appeal Nasdaq's determination to delist the Company's securities.

Item 8.01. Other Events.

On June 16, 2016, Pernix Therapeutics Holdings, Inc. issued a press release regarding the results of a study it conducted. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated June 16, 2016.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: June 22, 2016	By:	/s/ Sanjay Patel
Sanjay Patel
Chief Financial Officer